Exhibit 99.1

Joint Filer Information

Title of Security: Class A
Common Stock

Issuer and Ticker Symbol: Collegiate Funding Services,
Inc. (CFSI)

Designated Filer: Lightyear Fund G.P., LLC

Other
Joint Filers: The Lightyear Fund, L.P.
The Lightyear Co-Invest
Partnership, L.P.
Marron & Associates, LLC
Donald B. Marron


Addresses: The principal business office address of each of the Joint Filers above is
51 West 52nd Street, 23rd Floor
New York, NY  10019


Signatures: Lightyear Fund G.P., LLC


By:   /s/ Charles J. Payne

Name: Charles J. Payne
Title: Attorney-in-Fact for the Reporting
Persons


The Lightyear Fund, L.P.

By:    Lightyear Fund G.P.,
LLC., as General Partner

By:   /s/ Charles J. Payne
Name: Charles
J. Payne
Title: Attorney-in-Fact for the Reporting Persons



The
Lightyear Co-Invest Partnership, L.P.

By:    Lightyear Fund G.P.,
LLC., as General Partner

By:   /s/ Charles J. Payne
Name: Charles
J. Payne
Title: Attorney-in-Fact for the Reporting Persons


Marron &
Associates, LLC

By:   /s/ Charles J. Payne
Name: Charles J. Payne

Title: Attorney-in-Fact for the Reporting Persons



/s/ Charles J.
Payne
Charles J. Payne as Attorney-in-Fact for Donald B. Marron